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                                                                    EXHIBIT 4.13

                              AMENDED AND RESTATED
                                 TRUST AGREEMENT
                                       OF
                          BANCORPSOUTH CAPITAL TRUST I

         THIS AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 31, 2001 (this "Trust Agreement"), is made by and among BancorpSouth, Inc., a Mississippi corporation, as depositor (the "Depositor"), The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee"), The Bank of New York, a New York banking corporation, as trustee (the "Property Trustee"), and Aubrey B. Patterson, and L. Nash Allen, Jr., as trustees (the "Administrative Trustees" and, together with the Delaware Trustee and the Property Trustee, the "Trustees").

         WHEREAS, the Depositor, the Administrative Trustees and Bankers Trust (Delaware), a Delaware banking corporation ("BTD"), as trustee, created the Trust (as defined below) pursuant to a Certificate of Trust of the Trust, dated August 22, 1997, filed with the Delaware Secretary of State on August 22, 1997, and a Declaration of Trust of the Trust, dated as of August 22, 1997 (the "Original Trust Agreement");

         WHEREAS, the Depositor is removing BTD as a trustee of the Trust and is hereby, effective simultaneously with such removal of BTD, appointing and substituting the Delaware Trustee in place of BTD as a trustee of the Trust, and appointing the Property Trustee as an additional trustee of the Trust;

         WHEREAS, the Depositor and the Trustees desired to amend and restate the Original Trust Agreement as set forth in this Trust Agreement;

         NOW, THEREFORE, the Depositor and the Trustees hereby amend and restate the Original Trust Agreement and agree as follows:

         1. The trust created and continued hereby shall be known as "BancorpSouth Capital Trust I" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor has heretofore assigned, transferred, conveyed and set over to the Trust the sum of $10. The Trust hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created and continued hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file an amended and restated certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         3. The Depositor and the Trustees will enter into a second amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be


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included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such second amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 or other appropriate form (the "1933 Act Registration Statement"), including the prospectus and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration under the 1933 Act of the Preferred Securities of the Trust and certain other securities, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and such other documents, forms or filings as may be required by the 1933 Act, the 1934 Act, or the Trust Indenture Act of 1939, as amended, in each case relating to the Preferred Securities of the Trust; (ii) to prepare and file with the New York Stock Exchange or other exchange (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on any such Exchange or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register, or establish the exemption from registration of, the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more underwriting agreements with one or more underwriters, purchase agreements, dealer manager agreements, escrow agreements and other documents and agreements, in each case relating to the offering of the Preferred Securities of the Trust as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i), (ii) and
(iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by one or more of the Trustees, any of the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document


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unless required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or "Blue Sky" laws.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of trustees of the Trust on the date hereof shall be four
(4) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty (30) days' prior notice to the Depositor provided, however, such notice shall not be required if it is waived by the Depositor.

         7. The Delaware Trustee, in its capacity as trustee of the Trust, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

         8. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

         9. The Trust may be dissolved and terminated before the issuance of the Preferred Securities of the Trust at the election of the Depositor.

         10. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                    BANCORPSOUTH, INC.,
                                    as Depositor



                                    By:    /s/ L. Nash Allen, Jr.
                                           ------------------------------------
                                    Name:  L. Nash Allen, Jr.
                                           ------------------------------------
                                    Title: Treasurer and Chief Financial Officer
                                           ------------------------------------

                                    THE BANK OF NEW YORK (DELAWARE),
                                    as Delaware Trustee



                                    By:    /s/ William T. Lewis
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title: WILLIAM T. LEWIS, SVP
                                           ------------------------------------

                                    THE BANK OF NEW YORK,
                                    as Property Trustee



                                    By:    /s/ Robert A. Massimillo
                                           ------------------------------------
                                    Name:  Robert A. Massimillo
                                           ------------------------------------
                                    Title: VICE PRESIDENT
                                           ------------------------------------



                                    /s/ Aubrey B. Patterson
                                    -------------------------------------------
                                    Aubrey B. Patterson,
                                    as Administrative Trustee



                                    /s/ L. Nash Allen, Jr.
                                    -------------------------------------------
                                    L. Nash Allen, Jr.,
                                    as Administrative Trustee